FOR IMMEDIATE RELEASE

BONDS.COM STRENGTHENS BOARD WITH PROVEN STARTUP EXPERT

Boca Raton, Florida - November 13, 2008 - Bonds.com Group, Inc. (the “Company”) (OTC BB: BDCG) through its subsidiary Bonds.com, Inc., provider of an innovative comprehensive online trading platform providing execution, liquidity and competitive pricing to the fragmented fixed income marketplace, announced today that it has strengthened its Board of Directors by appointing Mr. David S. Bensol, effective November 7, 2008.

Beginning his career as a registered pharmacist, in 1979 David S. Bensol founded Newbridge Surgical Supply, Newbridge Pharmacy and MacroCare Medical Products, which he built over the course of 20 years into one of the largest privately held home medical equipment providers, acute care pharmacy providers and specialty support surface providers in the United States. During his career, he was involved in the startup of numerous other firms. In 2000 Mr. Bensol formed Classic HealthCare Solutions, Inc.; in 2002, Classic Health Care Solutions, Inc. was acquired and consolidated, forming Critical Home Care Inc. In 2003, as the CEO of Critical Home Care, Bensol raised $9.5 million in capital to execute on their business plan, which included the acquisition of Arcadia Services, a medical and industrial staffing company and mail service pharmacy with annual sales in excess of $75 million.

“We are excited to have David join the Board of Directors at Bonds.com Group, Inc.,” said John Barry, CEO and Chairman. “Having spent a lot of time with David over the recent months, it is clear why he has been so successful across multiple industries starting and rapidly growing companies. He brings a unique and no-nonsense approach to business. His diverse background will benefit our firm in the short and long term given his hands on style and desire to be an independent advisor. He asks the hard questions and does not accept second rate answers. David has a proven track record of building shareholder value; his addition to the Board of Directors will undoubtedly benefit the firm.”

“Bonds.com is a uniquely positioned company with, in my opinion, a business model that will differentiate itself in the fixed income industry. It brings basic but solid tenants of specialized fixed income knowledge, technology to a very ‘dated’ industry,” stated Mr. Bensol. “In my opinion, Bonds.com’s no fee model, pricing and fixed income product suite makes it incredibly well positioned in the market for success. I am honored to be appointed to the Board of the Company. I look forward to working with this group of intelligent, talented and innovative individuals. I am committed to working with the team to help achieve all our goals and increasing shareholder value.”

To be added to the Bonds.com investor email list, please email justin.davis@cirrusfc.com with BDCG in the subject line.

About Bonds.com Group, Inc.

Bonds.com Group, Inc. (OTC BB: BDCG), through its subsidiary Bonds.com, Inc., serves institutional and self-directed individual fixed income investors by providing a comprehensive zero subscription fee online trading platform. The company designed the BondStation platform to provide liquidity and competitive pricing to the fragmented Over-The-Counter (OTC) fixed income marketplace.

The Company differentiates itself by offering through its broker dealer Bonds.com, Inc., an inventory of over 30,000 fixed income securities from more than 175 competing dealers, as well as market research, investor tools, bond education and an interactive website experience. Asset classes currently offered on the BondStation fixed income trading platform include municipal bonds, corporate bonds, agency bonds, certificates of deposit (CDs) and U.S. Treasuries. With unmatched marketability of the domain name www.bonds.com commitment to key advertising initiatives, experienced management team and seasoned account managers, Bonds.com, Inc. is poised to redefine the $29 trillion fixed income marketplace.

CONTACT:

Cirrus Financial Communications, LLC
Justin K. Davis
(877) 880-BDCG (2324)
Justin.Davis@cirrusfc.com
www.CirrusFC.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

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